Exhibit 19 under Form N-1A
                                              Exhibit 24 under Item 601/Reg. S-K

                                POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of GREAT PLAINS FUNDS and the Deputy General Counsel of Federated Services Company, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                          TITLE                                 DATE


                                    President                 October 15, 1998
Edward C. Gonzales


/S/ BETH BRODERICK                  Treasurer                 October 15, 1998
Beth Broderick                      (Principal Financial and
                                     Accounting Officer)

                                    Trustee                   October 15, 1998
Dr. Keith Broman


                                    Trustee                   October 15, 1998
Hugh Hansen


                                    Trustee                   October 15, 1998
George E. Howard


                                    Trustee                   October 15, 1998
Dr. Martin J. Massengale


                                    Trustee                   October 15, 1998
Keith C. Mitchell

Sworn to and subscribed before me this 15th day of October, 1998
/S/ CHERI S. GOOD
Notarial Seal

     Notarial Seal

Cheri S. Good, Notary Public
Pittsburgh, Allegheny County
My Commission Expires Nov. 19, 2001
Member, Pennsylvania Association of Notaries